                                                                   EXHIBIT 10.15

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                           BEAR STEARNS & CO. INC.
                         ENTERPRISE LICENSE AGREEMENT

This Enterprise License Agreement ("Agreement") is dated this 27th day of May, 1999, by and between Bear Stearns & Co. Inc. ("Bear Stearns"), a Delaware corporation, having offices at 245 Park Avenue New York, NY 10167, and Tioga Systems, Inc., ("Tioga"), having offices at 1816 Embarcadero Road, Palo Alto, CA 94303.

Section 1:  GRANT OF LICENSE

1.1 Tioga hereby grants to Bear Stearns, and Bear Stearns hereby accepts, a nonexclusive, nontransferable, perpetual license to install and use the Licensed Materials described on the Exhibit A. Bear Stearns may however assign this agreement to a successor in interest through merger or acquisition, to a parent or subsidiary, or to a purchaser of all or substantially all of the assets of the division that is to use the Licensed Material(s). Any assignment of Bear Stearns's interest, other than as described herein is prohibited without prior written consent of Tioga.

1.2 Bear Stearns is authorized to use the Licensed Materials on the number of network computers, workstations and servers specified on Exhibit A for Bear Stearns's own internal business purposes. Bear Stearns will not otherwise copy or reproduce the Licensed Materials; except for disaster recovery, back-up, archival or test purposes. Bear Stearns may use the Licensed Materials at other than the specified site at no charge and without penalty in the following circumstances: (i) if the specified site cannot be used because equipment or software is inoperable; however, Bear Stearns shall notify Tioga within five (5) business days after such relocation or, (ii) if use of the Licensed Materials is only for testing purposes.

1.3 Bear Stearns shall not, directly or indirectly, nor shall Bear Stearns permit others to: copy, duplicate or furnish to others any physical, magnetic or optical version of the Licensed Materials provided by Tioga; remove any copyright or other notice contained or included in the Licensed Materials or any material provided by Tioga; or change, modify, reverse engineer, decompile, disassemble or create derivative works from the Licensed Materials or any other material provided by Tioga: provide, lease, lend, use for timesharing, service bureau or hosting purposes or otherwise use or allow others to use the Licensed Materials to or for the benefit of third parties, modify, or, except to the extent expressly authorized herein, incorporate into or with other software or create a derivative work of any part of the License Materials, disseminate information or analysis (including, without limitation, benchmarks) regarding the quality or performance of the Licensed Materials from any source, and: use the output or other information generated by the Licensed Materials (including, without limitation, output describing the structure of a software program) for any purpose other than use by the Licensed Materials in accordance with its specifications. Notwithstanding anything else, Tioga retains all title to, and, except as expressly licensed herein, all rights to the Licensed Materials, all copies thereof and all related documentation and materials. Bear Stearns must reproduce and include the copyright notice and other proprietary notices that appear on the original Licensed Materials on any copies and any media thereof made in accordance with the terms of this Agreement.

1.4 More than one Exhibit A may be incorporated into this Agreement and each Exhibit A together with the terms and conditions of this Agreement shall constitute a separate Agreement which is independent from other Exhibit A as incorporated into this Agreement. Subsidiaries and affiliates of Bear Stearns shall have the right to incorporate Exhibit A under this Agreement provided the terms and conditions of the Agreement are strictly adhered to.

Section 2:  CHARGES, FEES, PAYMENT AND INVOICING

2.1 License fees and service fees under this Agreement are specified on the Exhibit B. The prices and charges hereunder do not include any amount for taxes or duties. If any duty, sales, use, excise, or other tax, penalties or interest, except for taxes based upon Tioga's net income, is, or should ultimately be, assessed against or is required to be collected by Tioga or by any taxing authority in connection with their performance required hereunder, Bear Stearns agrees to pay an amount equal to any and all such charges, except where Bear Stearns is exempt by law and Bear Stearns provides a bonafide exemption certificate to Tioga.

2.2 Bear Stearns shall make all payments hereunder to Tioga, in accordance with instructions on the invoice which includes a due date of 30 days from the receipt of a proper and correct invoice. Any late payments under this Agreement shall be subject to a service charge amount equal to 1.5% of the amount due (calculated on a monthly basis) or the maximum amount allowed by law, whichever is less.

Section 3:  DELIVERY AND INSTALLATION

3.1 Tioga shall deliver to Bear Stearns, the Licensed Materials within ten (10) business days from the execution of this Agreement or at a different date if agreed to by both parties. Accompanying the Licensed Materials will be one (1) copy of the related Documentation regularly furnished by Tioga.

3.2 Tioga shall provide the amount of training, instruction and consultation prepaid as set forth in Exhibit B at Tioga's the current rates for such services, when requested by Bear Stearns. Such services are to be used at a time to be mutually agreed upon by the parties and Bear Stearns shall, in addition to the amount set forth in Exhibit B, reimburse Tioga for all reasonable out-of-pocket expenses, including all transportation, lodging, meals and other expenditures related to providing such services.

Section 4:  SUPPORT AND MAINTENANCE

4.1  Support. During the one year period extending from the Effective Date (the
     -------
     "Support Period"), and provided Bear Stearns has paid the applicable annual support and maintenance fee set forth in Exhibit B, Tioga shall provide support and maintenance described in Exhibit C. Any patches, updates, etc. provided as part of Maintenance shall be included within the definition of the Licenses Materials for the purpose of this Agreement.

4.2  Renewals. Tioga's obligation to provide the above-described support and
     --------
     maintenance and Bear Stearns' obligation to pay the then-current applicable annual support and maintenance fee shall renew automatically upon each anniversary of the Effective Date (or such other consolidated Licensed Materials purchase date agreed to by the parties in writing), unless either Bear Stearns or Tioga has given the other party prior written notice of cancellation at least thirty (30) days prior to the expiration of the then current term. If Bear Stearns elects not to renew support and maintenance for successive terms, Bear Stearns may reenroll only upon payment of the applicable annual fee which would have been paid had Bear Stearns not terminated support and maintenance.

4.3  Training. Upon Bear Stearns' request, Tioga will provide training to Bear
     --------
     Stearns in accordance with Tioga's then current training offerings and at Tioga's then current prices at mutually agreed upon times and locations. Tioga's current training offerings and their associated prices are set forth in Exhibit D. In the event training services are provided at locations other than at Tioga's premises, Bear Stearns shall be responsible for all reasonable travel, meals, hotel and other associated expenses related to providing such training services. If training services are listed in Exhibit B, Bear Stearns agrees to pay Tioga for such training services in accordance with the terms of this Agreement.

4.4  Deployment and Implementation Services.  Bear Stearns shall be responsible
     --------------------------------------
     for deployment and implementation of the Licenses Materials. Bear Stearns, at its option, may elect to have Tioga provide deployment and implementation services at Tioga's then current rates for such services.
     In the event provision of deployment and implementation services requires Tioga's employees to travel to Bear Stearns's location or other locations, Bear Stearns shall be responsible for all reasonable travel, meals, hotel and other associated expenses related to providing such deployment and implementation services. In the event any work product or code is created in the provision of Deployment and Implementation services, such work product or code shall be included within Licensed Materials and licensed to Bear Stearns under the terms and conditions of this Agreement, and Tioga shall retain all right, title and interest in and to such work product or code and any derivatives, enhancements or modifications to the Licensed
     Materials created by Tioga.   If deployment and implementation services are
     listed in Exhibit B, Bear Stearns agrees to pay Tioga for such deployment and implementation services in accordance with the terms of this Agreement.

Section 5:  WARRANTIES

5.1 Tioga warrants to Bear Stearns that for a period of sixty (60) days from the Effective Date, the Licensed Materials will achieve the functionality described in the Documentation. Tioga does not warrant, however that Bear Stearns use of the Licensed Materials will be uninterrupted or that the operation of the Licenses Materials will be error-free. Tioga also warrants that the media containing the Licensed Materials, if any, is free from defects in material and workmanship and will so remain for ninety (90) days from the date Bear Stearns acquired the Licensed Materials. Tioga's sole liability (and Bear Stearns exclusive remedy) for any breach of this warranty shall be, in Tioga's sole discretion, the use of commercially reasonable efforts: (i) to replace Bear Stearns' media or Licensed Materials; or (ii) to advise Bear Stearns how to achieve the same functionality with the Licensed Materials as described in the Documentation through a procedure different from that set forth in the Documentation; or
     (iii) if the above remedies are impracticable, to refund the license fee paid for the Licensed Materials and terminate this Agreement. Tioga shall have no obligation with respect to a warranty claim unless notified of such claim and provided evidence of the license purchase within the applicable warranty period. Tioga will use reasonable commercial efforts to repair, replace, advise or refund pursuant to the foregoing warranty within thirty
     (30) days of being so notified.

5.2 Tioga warrants the Licensed Materials are free from computer viruses introduced as a result of the gross negligence or intentional acts of Tioga, its agents or employees and that Tioga, its agents or employees will not embed any device in the Licensed Materials or take any action to disrupt or terminate its operation of such Licensed Materials.

5.3 Tioga further warrants that it is the sole owner of, or that it has the right to license the use of, the Licensed Materials being used for Bear Stearns's purposes, and that it has the right to provide Bear Stearns with a nonexclusive license for the use of those Licensed Materials.

5.4 The Licensed Materials (i) is designed to be used prior to, during, and after the calendar year 2000 A.D.; (ii) will operate during each such time period without any error or interruption relating to, or the product of, data or input which includes an indication of or reference to a date ("Date Data") which represents or references different centuries or more than one century; (iii) will, under normal use and service, record, store, process and present calendar dates falling on or after September 9, 1999, January 1, 2000 and February 29, 2000, in the same manner, and with the same functionality, data integrity and performance, as the Licensed Materials records, stores, processes and presents calendar dates on or before September 8, 1999, December 1, 1999 and February 29, 1996; and (iv) recognizes the year 2000 as a leap year.

5.5 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE LICENSED MATERIALS OR THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING (WITHOUT LIMITATION) ANY WARRANTY OF NON INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Section 6:  LIMITATIONS OF LIABILITY

EXCEPT AS STATED HEREIN, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT AND/OR CONSEQUENTIAL DAMAGES OF ANY KIND, RESULTING FROM EITHER PARTY'S PERFORMANCE OR FAILURE TO PERFORM PURSUANT TO THE TERMS OF THIS AGREEMENT OR ANY OF THE SCHEDULES OR ATTACHMENTS HERETO, OR RESULTING FROM THE FURNISHING, PERFORMANCE OR USE OR LOSS OF ANY LICENSED PRODUCTS OR OTHER MATERIALS DELIVERED TO BEAR STEARNS THEREUNDER, INCLUDING WITHOUT LIMITATION ANY INTERRUPTION OF BUSINESS, WHETHER RESULTING FROM BREACH OF CONTRACT OR BREACH OF WARRANTY, EVEN IF THE PARTIES HERETO HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Tioga's liability to Bear Stearns under any provision of this Agreement shall be limited to the amounts actually paid by Bear Stearns to Tioga pursuant to the Exhibit A and/or subsequent Exhibit A hereto. The existence of more than one claim shall not enlarge or extend the limit. Bear Stearns releases Tioga from all obligations, liability, claims or demands related to the Licensed Materials supplied by Tioga to Bear Stearns under this agreement in excess of the limitation provided for in this section.

The parties acknowledge that the limitations set forth in this section are integral to the amount of fees charged for the license granted under this Agreement and services provided in connection with the same, and recognize that were Tioga to assume any further liability beyond that set forth in this section, such fees would be substantially higher.

Section 7:  DISCLOSURE

7.1 The Licensed Materials and Documentation received by Bear Stearns from Tioga under this Agreement are and shall be treated as proprietary and confidential information of Tioga. Any material or information relating to the business policies, procedures, customs and forms of Bear Stearns including information previously divulged or delivered to Tioga by Bear Stearns regarding the aforementioned subject matter and all information and data which are proprietary to a third party and which the Bear Stearns is obligated to treat as confidential obtained by Tioga or its officers, employees or agents, or disclosed to them in connection with the performance by Tioga of its obligations under this Agreement, is hereby designated as confidential and proprietary information of Bear Stearns.
     The obligations of confidentiality contained in this Section 7 shall not apply to information which: (i) is known to a party at the time of disclosure as proven by written records of the receiving party; (ii) is independently received by a party without obligations of confidentiality from a third party which has the legal right to give such information; or
     (iii) is generally known to third parties through no fault or action of the receiving party.

7.2 The parties agree not to use or copy the other's confidential information unless such use or copying is approved by, and for the benefit of, the other party.

7.3 Using the Licensed Material and Documentation or any part of the data therein in original or remanipulated form for the purpose of creating any form of list, directory, reporting service whether for internal use or release to persons outside the Bear Stearns organization, is expressly prohibited.

7.4 Each party hereto will take all reasonable steps to assure that the confidential information of the other party shall not be disclosed by them to others, in whole or in part, without the prior written permission of the other party. Such prohibition on disclosures shall not apply to disclosures by Bear Stearns to its employees and agents, provided such disclosures are reasonably necessary to Bear Stearns's use of the Licensed Materials and provided further that Bear Stearns shall take all reasonable steps to insure that the Licensed Materials are not disclosed by such employees in contravention of this Agreement.

Section 8:  TITLE

     Tioga shall retain title to the Licensed Material and Documentation including all versions and embodiments thereof and all additions and modifications thereto. Tioga does not by this Agreement convey any
     proprietary interest therein to  Bear Stearns.   Bear Stearns agrees that
     the Licensed Materials' Documentation and any derivative works thereof, including all changes made thereto by anyone and any materials related thereto that are supplied by or developed by Tioga, are the valuable property of Tioga. Bear Stearns further agrees to treat the Licensed Materials and related materials accordingly and agrees diligently to preclude all access to the Licensed Materials except as provided herein, to keep the same confidential, by using the same care and discretion that Bear Stearns uses with respect to its own confidential property. Bear Stearns agrees to keep all property of Tioga free and clear of all claims, liens and encumbrances.

Section 9:  INDEMNIFICATION

     9.1 Tioga agrees to defend Bear Stearns and at Tioga's option, settle any action or proceeding of any kind or description based upon a third party's claim of copyright or trademark infringement asserted against Bear Stearns by such third party based upon the use of the Licensed Materials by Bear Stearns, provided: (i) the Licensed Materials are used as provided by Tioga; (ii) Tioga shall have received from Bear Stearns notice of said claim within ten (10) days of assertion thereof and, (iii) Tioga is given sole control to direct the investigation, defense and settlement of each such claim. The foregoing obligation of Tioga does not apply with respect to those portions of the Licensed Materials (i) which are modified after shipment by any party other than Tioga, if the alleged infringement relates to such modification, (ii) combined with any non-Tioga products, processes or materials where the alleged infringement relates to such combination, (iii) where the allegedly infringing activity continues after Tioga has notified Licensee thereof or after Tioga has informed Bear Stearns of modifications that would have avoided the alleged infringement, (iv) where Bear Stearns' use of the Licensed Materials is incident to an infringement not resulting primarily from the Licensed Materials, or (v) infringement based on use of version other than the then current version of the Licensed Materials if such infringement could have been avoided by use of the then current version. Bear Stearns shall cooperate fully with Tioga in connection with the foregoing. If notified of said claim within ten (10) days of assertion thereof brought against Bear Stearns based on an allegation that Bear Stearns' use of the Licensed Materials constitutes infringement, Tioga will pay reasonable attorney fees, associated with resolving such claim and any amounts finally awarded in settlement, if any, provided that Tioga shall have sole control of the resolution of any such claim and all negotiations for its settlement. Any settlement made by Tioga under this Section 9 shall not adversely affect Bear Stearns' ability to exercise the license rights granted hereunder without Bear Stearns's prior written consent.

9.2 Should the Licensed Materials, become, or in Tioga's opinion are likely to become, the subject of a claim of infringement, Tioga shall have the right, at Tioga's option and expense, either: (i) to procure for the Bear Stearns the right to continue using the Licensed Materials; (ii) to replace or modify the same so that they become non-infringing; or, if after Tioga uses its commercially reasonable efforts to accomplish (i) and (ii) and is unable to do so, then; (iii) to grant the Bear Stearns a refund of the unused portion of the license fees.

9.3 Both parties agree to indemnify, defend and hold harmless the other party, its employees, agents and/or authorized representatives for any actual damages, liabilities, costs and expenses, including reasonable attorneys fees, due to claims alleging damage to the other parties property or injury or death to any persons, arising directly out of the other parties ', or the other parties employee's, agent's or subcontractor's negligence in performing the services contemplated under this Agreement.

Section 10:  TERMINATION

10.1 In the event a party hereto materially defaults in the performance of any of its duties or obligations hereunder, which default shall not be substantially cured within thirty (30) days after notice is given to the defaulting party specifying the default, then the party not in default may, by giving notice thereof to the defaulting party specifying the default, terminate this Agreement for cause. Notwithstanding the foregoing, with respect to any such material default that cannot be reasonably cured within thirty (30) days, if the defaulting party in good faith promptly proceeds to commence curing said default and thereafter proceeds with all diligence substantially to cure the same, the defaulting party shall have up to another thirty (30) days (for a total of sixty (60) days) substantially to cure such default. If such material default is not substantially cured prior to the end of the second thirty (30) days, the party not in default may, by giving notice thereof, terminate this Agreement for cause as of a date specified in such notice of termination.

10.2 This agreement shall expire in the event Bear Stearns does not have any active support services pursuant to Section 4 above. Additionally, Either party hereto may have the right to terminate this Agreement and/or the license granted hereunder, in the event that the other party: (i) terminates or suspends its business, (ii) becomes subject to any bankruptcy or insolvency proceeding under Federal or state statute, (iii) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority, (iv) has liquidated, voluntarily or otherwise, or (v) transfers, assigns or otherwise conveys control of itself, without the prior written consent of the other party hereto.

Section 11:  PUBLICITY

     Tioga agrees to submit to Bear Stearns all advertising, sales promotion and other publicity matter relating to this Agreement wherein Bear Stearns's name is mentioned or language is used from which the connection of Bear Stearns's name therewith may be inferred or implied; and Tioga further agrees not to publish or use such advertising, sales promotion, or publicity matter without the prior written consent of Bear Stearns.

Section 12:  MONITORING

     Tioga acknowledges that, as is the custom and practice in Bear Stearns's industry, from time to time Bear Stearns monitors and/or records certain telephone lines and other communications devices going into or out of Bear Stearns's premises, and to the extent that any such monitoring and/or recording occurs relating to any telephone call and other communication going into or out of Bear Stearns's premises involving Tioga or any of its employees, agents and sub-contractors, then Tioga, on behalf of its self and its employees, agents and sub-contractors, consents thereto or will ensure such other party consents thereto.

Section 13:  EXPORT RESTRICTIONS

     Bear Stearns understands and acknowledges that certain technology licensed hereunder may be subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Bear Stearns warrants that it will comply in all respects with the export restrictions applicable to any materials or technology provided hereunder and will otherwise comply with the Export Administration Regulations or other United States laws and regulations in effect from time to time.

Section 14:  MISCELLANEOUS

14.1 Any waiver, amendment or modification of any provisions of this Agreement and/or any Exhibits and Attachments (if any) hereto shall not be effective unless made in writing and signed by both parties. No failure or delay by either party with respect to exercising any of its rights hereunder shall operate as a waiver thereof.

14.2 If any provision of this Agreement is declared or found to be invalid, illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is invalid, illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it valid, legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is valid, legal and enforceable and achieves the same objective. Each party agrees that it will perform its obligations hereunder in accordance with all applicable laws, rules and regulations now or hereafter in effect.

14.3 Headings are for reference purposes only.

14.4 Neither party shall be liable, or have recourse, in respect to any delay in delivery or failure to deliver the Licensed Materials or any other materials used in connection therewith provided by Tioga, or of the non-performance or delay in performance of any term or condition of this Agreement directly or indirectly resulting from any cause beyond the control of Tioga. Such causes shall include, but not be limited to, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication failures, power failures, earthquakes or other disasters.

14.5 Tioga may, upon advance notice of at least ten (10) business days, conduct and audit during regular business hours to verify compliance with the terms of this Agreement, which shall be conducted at Tioga's expense unless the results establish that inaccuracies from the audit have resulted in underpayment to Tioga of more than 10% of the amount actually due, in which case Bear Stearns shall pay all amount due and bear the expense of the audit.

14.6 Any notices required or permitted to be sent hereunder shall be served personally or by registered or certified mail, return receipt requested or by facsimile with confirmation of receipt; to the addresses stated below:

     Bear, Stearns & Co. Inc.                Tioga Systems, Inc.
     115 South Jefferson Road                1816 Embarcadero Road
     Whippany, NJ  07981                     Palo Alto, CA  94303
     Attn:  IS-Contracts & Acquisitions      Attn: Mark Vranesh

14.7 The laws of the State of New York shall govern and the parties consent and submit to the jurisdiction and venue of the State or Federal Courts located in New York.

14.8 Both parties acknowledges that it has read this Agreement, its Exhibits and Attachments (if any), understands it and agrees to be bound by its terms, and further agrees that it is the complete and exclusive statement of the Agreement, which supersedes and merges all prior proposals, understandings and all other agreements, oral and/or written, between the parties relating to this Agreement. This Agreement may not be modified or altered except by a written instrument duly executed by both parties.

IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Bear, Stearns & Co. Inc.                 Tioga Systems, Inc.
---------------------------------        -------------------------------------

       /s/ Geryl W. Darington                     /s/ Robert Amaral Jr.
---------------------------------        -------------------------------------
Signature                                Signature

       Geryl W. Darington                         Robert Amaral Jr.
---------------------------------        -------------------------------------
Print or Type Name                       Print or Type Name

       Senior Managing Director                   Vice-President of Sale
---------------------------------        -------------------------------------
Title  5/27/99                           Title  5-27-99

                                   EXHIBIT A
                              LICENSED MATERIALS
                              ------------------


I.  Description and Specifications of Software:
-----------------------------------------------

Tioga Self-Healing System(TM) Version 1.2 in object code format.


II.  Number of Network Computers and Workstations Licensed
----------------------------------------------------------

Catalogue Number and Program Name        Number of Authorized Copies
---------------------------------        ---------------------------

11-00001  Tioga/Desktop Agent            See Scope Below
11-00002  Tioga/Mobile Agent             See Scope Below
11-00006  Server Agent                   See Scope Below
11-00011  Tioga/Administration and       One (1)
          Healing Console - Enterprise
          License

Scope: This is an Enterprise License deal with a term of three (3) years. Bear Stearns may deploy any mixture of Desktop, Mobil, and/or Server agents as long as the total number of authorized copies does not exceed [***] during the term of the agreement. At the end of the three years, Bear Stearns will have a perpetual right to use the number of licenses deployed during the term of this agreement.



Bear, Stearns & Co. Inc.                 Tioga Systems, Inc.
---------------------------------        -------------------------------------

       /s/ Geryl W. Darington                     /s/ Robert Amaral Jr.
---------------------------------        -------------------------------------
Signature                                Signature

       Geryl W. Darington                         Robert Amaral Jr.
---------------------------------        -------------------------------------
Print or Type Name                       Print or Type Name

       Senior Managing Director                   Vice-President of Sale
---------------------------------        -------------------------------------
Title  5/27/99                           Title  5-27-99


[*]  CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                   EXHIBIT B
                        PAYMENT TERMS AND FEE SCHEDULE
                        ------------------------------

I.  Payment Terms:
------------------

The Fees described in VI. below will become due and payable upon the earlier to occur of; (i) [***] by Bear Stearns of the initial rollout of the Company's software on approximately [***] desktops at Bear Stearns whereby Tioga will notify Bear Stearns in writing of the completion of the initial rollout and Bear Stearns will have 10 business days to notify Tioga in writing of [***] of the [***] or (ii) after [***] days from the Effective date. By mutual agreement, both Companies may extend the [***] day [***] described in (ii) above.

II. Software License Fees
---------------------------

Item                                         Fees
----                                         ----
License Fees                                 $[***].
Licenses beyond the [***] limit may be purchased in blocks of [***] for a price of $[***]/License.

III. Technical Support Fee Schedule
-----------------------------------

Item                                         Fees
----                                         ----
Standard Technical Support (Year 1)          $ [***]
Standard Technical Support (Year 2)          $ [***]
Standard Technical Support (Year 3 - [***]%) $ [***]

IV. Deployment and Implementation Fee Schedule
----------------------------------------------


V.  Training
------------

VI.  Payment of Fees
--------------------

All fees are due and payable net 30 days from receipt of invoice. Payments are due according to the following schedule:
 .    $[***] due June 30, 1999.Includes- First installment payment on software license fees and payment of six months of product maintenance for 1999.
 .    $[***] due September 30, 1999. Second installment payment on software license fees and payment of second six-months product maintenance for the remainder of 1999 through May 2000.
 .    $[***] Maintenance  Fee due May 31, 2000
 .    $[***] Maintenance Fee due May 31, 2001
 .    Beginning May 31, 2002, Maintenance fee due annually in advance at a rate of [***]% of license fees billed to date (increased annually based on the percentage increase reflected in the CPI).


Bear, Stearns & Co. Inc.                 Tioga Systems, Inc.
---------------------------------        -------------------------------------

       /s/ Geryl W. Darington                     /s/ Robert Amaral Jr.
---------------------------------        -------------------------------------
Signature                                Signature

       Geryl W. Darington                         Robert Amaral Jr.
---------------------------------        -------------------------------------
Print or Type Name                       Print or Type Name

       Senior Managing Director                   Vice-President of Sale
---------------------------------        -------------------------------------
Title  5/27/99                           Title  5-27-99

[*]  CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.
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                                   EXHIBIT C
                                    SUPPORT
                                    -------


Standard Technical Support
--------------------------

Support Hours
     Tioga will provide support from 8AM to 6PM Pacific time, Monday through Friday
Response Time
     Tioga will respond to customer inquiries within 24 hours
Contact Methods
     Tioga will provide a 1-800 number support line
     Tioga will provide e-mail support
Contacts
     Customer is allowed one named contact per TAC (Tioga Administration Console) User License purchased
     Customer receives a reasonable amount of phone and e-mail support for those contacts

Software Maintenance for product purchased
     Customer will receive software patches and maintenance releases
     Customer will receive major releases that are generally made available by Tioga without charge

Product Information
     Customer will receive quarterly product information updates
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                                   EXHIBIT D
                                   TRAINING
                                   --------

Tioga Administrator Training
----------------------------

One day training course that includes the following:

Systems Administration Training
- Installation and configuration of Tioga Self-Healing System
- Configuration and administration of Tioga Servers
- Installation and configuration of Tioga Agents

HelpDesk Administration Training
- Tioga Self-Healing System Overview
- User issues and education
- Remote Diagnosis and Repair

Training to be provided at Bear Stearns facilities.

Fee Schedule
------------

See exhibit B.